EXHIBIT 10.1

PRIVATE & CONFIDENTIAL

Date:  20 February 2017

TOR Minerals (M) SDN. BHD.

(014387-W)

4 ½ Mile, Jalan Lahat,

30200 Ipoh, Perak, Malaysia

Dear Sirs,

RE:  BANKING FACILITIES GRANTED TO TOR MINERALS (M) SDN BHD (“BORROWER”)

Further to our Letter of Offer dated 17th April 2008, 01st June 2011, 25th March 2013 and 25th October 25, 2013 and 10th July 2014, 6th May 2015, 19th February 2016, 10th August 2016 (“Letters of Offer”), we, RHB Bank Berhad (“the Bank”) has agreed to renew your existing banking facilities to 11 August 2017, subject to the following terms and conditions: -

1.                    THE BANKING FACILITIES

The banking facilities granted or to be granted to you are follows:

Facility	Total Limit (RM)

Uncommitted Multi-Trade Line (MTL)	RM 3,500,000-00
Letter of Credit (LC)/Shipping Guarantee (SG)/
Bankers Acceptance (BA)/Trust Receipt (TR)/
Bill Purchased (BP)/
Export Credit Refinancing (ECR)/
Foreign Currency Trade Financing (FCTF)/
Promissory Notes (PN)

Bank Guarantee (BG)	RM 1,200,000-00

Foreign Exchange Contract Line (FECL)	RM 2,500,000-00
(10% risk)

TOTAL	RM 7,200,000-00

(hereinafter referred to as “the Banking Facility” and where the Banking Facility comprises more than one banking facilities, the expression “Banking Facility” shall where the context requires refer collectively to all and individually to each of the respective banking facilities comprising the Banking Facility)

EXHIBIT 10.1

2.                    OTHER TERMS AND CONDITIONS

2.1                 Utilization of Multi-Trade Lines facilities is allowed to finance sales to your related companies at capping limit of RM2,000,000-00 from total Multi-Trade Lines limit of RM3,500,000-00 as approved by the Bank as follows:

(a)     TOR Minerals International, Inc. USA

(b)    TOR Processing & Trade B.V., Netherlands

2.2                 Availment of MTL is up to RM3.5M, subject to the terms and conditions of the uncommitted Facility.

(i)      Uncommitted MTL may be availed at the Bank’s sole discretion upon the borrower providing at least five (5) business-days written notice to the bank.

(ii)    Uncommitted MTL is unconditionally and immediately cancellable and revocable by the Bank at anytime without any prior notice to the borrower.

(iii)   Any uncommitted lines availed and subsequently repaid shall revert back to uncommitted status as per term no. 1 and no. 2 above.

2.3                 For the avoidance of doubt, you shall bear all professional fees, taxes (including but not limited to service tax or GST), and any out-of-pocket expenses incurred and any other fees, expenses or recourse in respect to this facility.

Except as specifically amended or varied hereby, all terms and condition in our previous Letter(s) of Offer and in the security documents to secure the existing facilities shall remain in full force and effect and the Letter(s) of Offer and security documents as amended or varied by this Letter shall from and after the date hereof be read as a single integrated document incorporating the amendment(s) or variations(s) effected hereby.

Please indicate your acceptance of the renewed Banking Facility upon the terms and conditions herein by signing the duplicate of this letter and returning the same to the Bank at Level 7, Tower 3, RHB Center, Jalan Tun Razak 50400 Kuala Lumpur, Malaysia within fourteen (14) days from the date hereof.  In the event we fail to receive the duplicate of this letter duly accepted by you, the continued utilization of the Banking Facility shall be deemed to be an acceptance of and subject to the terms and conditions of this letter.

.

We thank you for giving us the opportunity to be of service to you.

Yours faithfully

For RHB BANK BERHAD

Sebastian Suh Senior Relationship Manager Group Corporate Banking	Chin Kah Hoe Head, Multinational Business Group Corporate Banking

EXHIBIT 10.1

FORM OF ACCEPTANCE & DECLARATION OF CONNECTED PARTIES

I/We, the undersigned hereby confirm that I/We have read the terms and conditions set out above and in the Annexures hereto and taken note of the same.  I/We hereby accept the Banking Facility upon the terms and conditions mentioned above and in the Annexures.  I/We hereby declare that :

We are not related to/a guarantor to/in control of/controlled by any of the directors, controlling shareholders, officers of the RHB Banking Group and their respective *close relatives.

None of the directors, controlling shareholders, officers of the RHB Banking Group and their respective *close relatives is a director, partner, executive officer, agent or guarantor in our firm/partnership/company/legal entity and/or our subsidiaries/entities controlled by us.

*”Close relatives” is defined as spouse and dependents of the spouse, child (including step/adopted child) and spouse of the child, parent and brother or sister and their spouses.

Signed for and on behalf of TOR Minerals (M) Sdn Bhd (14387-W)

Name:	Name:
Designation	Designation
NRIC No.	NRIC No.
Date:	Date:

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